UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2012

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 3, 2012, Echo Therapeutics, Inc. (the “Company”) entered into a Fifth Amendment to Lease (the “Amendment”) amending its Lease Agreement with CRP-2, LLC (the “Landlord”) dated January 24, 2003, as amended on February 11, 2008, January 13, 2009, September 30, 2009 and November 29, 2010 (collectively, the “Lease”).  Pursuant to the Lease, the Company currently leases approximately 13,000 square feet of office and laboratory space located at 10 Forge Parkway, Franklin, MA.  The Amendment expands the leased premises to include approximately 24,000 square feet of additional space, for a total of approximately 37,000 square feet of office and laboratory space (the “Premises”).

The Amendment provides for a term of 65 months, beginning no later than June 1, 2012.  It also provides the Company with the option to extend the Lease for an additional three year term. After abatement of the first five full month’s rent on the Lease, the monthly base rent will be as follows:  $26,243.75 for the first 12 months, $27,015.63 for months 13 to 24, $27,787.50 for months 25 to 36, $28,559.38 for months 37 to 48, and $29,331.25 for months 49 to 65.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2012	ECHO THERAPEUTICS, INC. By: /s/ Christopher P. Schnittker Christopher P. Schnittker, CPA Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Lease by and between the Company and CRP-2 Forge, LLC, dated as of April 3, 2012 is attached hereto. * ________________________________________

*  Schedules and attachments have been omitted but will be provided to the Commission upon request.